PROPERTY OPTION AGREEMENT

THIS AGREEMENT made and entered into as of the  23rd day of January, 2003.

BETWEEN:

GERALD W. BAUGHMAN, of   P.O. Box 18127, Reno, Nevada, 89511, U.S.A.

(herein called the “Optionor”)

       OF THE FIRST PART

AND:

Miranda Diamond Corp., a company having an office at Suite 306 – 1140 Homer Street, Vancouver, B.C., V6B 2X6

(herein called the “Optionee”)

        OF THE SECOND PART

WHEREAS the Optionor has represented that it is the sole recorded and beneficial owner, or will be the sole beneficial owner within 15 days of signing this Agreement, in and to four properties called the Blackrock Project, the Gate (or East Gate or Cold Spring) Project, the Locke Mine (or Troy) Project and the Golden Crown (or Gold Point) Project (the “Property”) described in Schedule “A” attached hereto;

AND WHEREAS  the Optionor, subject to the Net Smelter Royalty reserved to the Optionor, now wishes to grant to the Optionee the exclusive right and option to acquire an undivided 100% right, title and interest in and to the Property on the terms and conditions hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT  in consideration of the premises, the mutual covenants herein set forth and the sum of One Dollar ($1.00) of lawful money of U.S. currency now paid by the Optionee to the Optionor (the receipt whereof is hereby acknowledged), the Parties hereto do hereby mutually covenant and agree as follows:

1.

Definitions

The following words, phrases and expressions shall have the following meanings:

(a)

“After Acquired Properties” means any and all mineral interests staked, located, granted or acquired by or on behalf of either of the parties hereto, excepting mineral interests acquired by the Optionee from third parties,  during the currency of this Agreement which are located, in whole or in part, within one mile of the existing perimeter of the Property;

(b)

“Exchange” means TSX Venture Exchange;

(c)

“Expenditures” includes all direct or indirect expenses [net of government incentives and not including payments to the Optionor pursuant to section 4, paragraphs (a),(b),(c)(ii) and (iii), (d)(ii) and (iii), (e)(ii) and (iii), (f)(ii) and (iii), and (g)(ii) and (iii) hereof] of or incidental to Mining Operations. The certificate of the Controller or other financial officer of the Optionee, together with a statement of Expenditures in reasonable detail shall be prima facie evidence of such Expenditures; the parties hereto agree that Property payments and Property expenditures are separate payments as outlined in paragraph 4;

(d)

“Facilities” means all mines and plants, including without limitation, all pits, shafts, adits, haulageways, raises and other underground workings, and all buildings, plants, facilities and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property and relating to the operator of the Property as a mine or outside the Property if for the exclusive benefit of the Property only;

(e)

“Force Majeure” means an event beyond the reasonable control of the Optionee that prevents or delays it from conducting the activities contemplated by this Agreement other than the making of payments referred to in Section 4 herein. Such events shall include but not be limited to acts of God, war, insurrection, action of governmental agencies reflecting an instability in government procedures, or delay in permitting unacceptable to both Optionor and Optionee;

(f)

“Mineral Products” means the commercial end products derived from operating the Property as a mine;

(g)

“Mining Operations” includes:

(i)

every kind of work done on or with respect to the Property by or under the direction of the Optionee during the Option Period or pursuant to an approved Work Program; and

(ii)

without limiting the generality of the foregoing, includes all work capable of receiving assessment credits pursuant to The Mines and Minerals Act of Nevada and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities;

(h)

“Net Smelter Royalty” means that Net Smelter Royalty as defined in Schedule “B” attached hereto (“NSR”);

(i)

“Option” means the option granted by the Optionor to the Optionee to acquire, subject to the NSR reserved to the Optionor, an undivided 100% right, title and interest in and to the Property as more particularly set forth in Section 4;

(j)

“Option Period” means the period from the date hereof to the date at which the Optionee has performed its obligations to acquire its 100% interest in the Property as set out in Section 4 hereof, which ever shall be the lesser period;

(k)

“Property” means the mineral claims described in Schedule “A”;

(l)

“Warrants” means the non-transferable share purchase warrants of the Optionee which will be issued upon the dates, in the amounts, and at the exercise prices outlined in Section 4 of this Agreement. One whole Warrant will entitle the holder, on exercise, to purchase one Warrant Share at the price set according to Section 4 of this Agreement during the 24- month exercise period of the Warrant. The right to purchase a Warrant Share under a Warrant may be exercised at any time until the close of business on the day which is 24 months from the date of issue of the Warrant;

(m)

 “Warrant Share” means a previously unissued common share in the capital of the Optionee, as presently constituted, which will be issued on exercise of the Warrants;

(n)

“Work Program” means a program of work reasonably acceptable to both parties in respect of a particular Property, contained in a written document setting out in reasonable detail:

(i)

An outline of the Mining Operations proposed to be undertaken and conducted on the Property, specifically stating the period of time during which the work contemplated by the proposed program is to be done and performed;

(ii) The estimated cost of such Mining Operations including a proposed budget providing for estimated monthly cash requirements in advance and giving reasonable details; and

(iii) The identity and credentials of the person or persons undertaking the Mining Operations so proposed if not the Optionor,

reasonably acceptable to both parties hereto.

2.

Headings

Any heading, caption or index hereto shall not be used in any way in construing or interpreting any provision hereof.

3.

Singular, Plural

Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning plural or feminine or body politic or corporate or vice versa, as the context so requires.

4.

Option

The Optionor hereby grants to the Optionee the sole and exclusive right and option (the “Option”) to earn a 100% interest in the Property exercisable as follows:

(a)

The Optionee paying the sum of $ 20,000 U.S. to the Optionor by way of cash;  $5000 upon signing of this Agreement, $5000 by March 7, 2003 and the balance payable by April 23, 2003;

(b)

The Optionee issuing to the Optionor 100,000 Warrants at an exercise price of $0.40 Canadian to be issued within 5 business days of the date the Exchange approves this Agreement;

(c)

On or before January 23, 2004:

(i)

The Optionee incurring Expenditures of $75,000 U.S. on the Property; and

(ii)

The Optionee issuing to the Optionor 50,000 Warrants at an exercise price of $0.40 Canadian;

(iii)

 The Optionee paying  $20,000 U.S. to the Optionor;

(d)

On or before January 23, 2005:

(i)

The Optionee incurring Expenditures of $75,000 U.S. on the Property in addition to the expenditure referred to in clause (c)(i) hereof; and

(ii)

The Optionee issuing to the Optionor 50,000 Warrants at an exercise price of $0.40 Canadian;

(iii)

The Optionee paying $25,000 U.S. to the Optionor;

(e)

On or before January 23, 2006:

(i)

The Optionee incurring Expenditures of $150,000 U.S. on the Property in addition to the expenditures referred to in clauses  (c)(i) and (d)(i) hereof; and

(ii)

The Optionee issuing to the Optionor 75,000 Warrants at an exercise price of $0.45 Canadian;

(iii)

 The Optionee paying $30,000 U.S. to the Optionor;

(f)

On or before January 23, 2007:

(i)

The Optionee incurring Expenditures of $150,000 U.S. on the Property in addition to the expenditures referred to in clauses  (c)(i), (d)(i) and (e)(i) hereof; and

(ii)

The Optionee issuing to the Optionor 75,000 Warrants at an exercise price of $0.50 Canadian;

(iii)

The Optionee paying $50,000 U.S.  to the Optionor; and

(g)

On or before January 23, 2008:

(i) The Optionee incurring Expenditures of $200,000 U.S. on the Property in addition to the expenditures referred to in clauses (c)(i), (d)(i), (e)(i) and (f)(i) hereof; and

(ii) The Optionee issuing to the Optionor 100,000 Warrants at an exercise price of $0.55 Canadian.

(iii) The Optionee paying $75,000 U.S. to the Optionor.

Following which the Optionee shall be deemed to have exercised the Option (the “Exercise Date”) and shall be entitled to an undivided 100% right, title and interest in and to the Property with the full right and authority to equip the Property for production and operate the Property as a mine subject to the rights of the Optionor to receive the NSR. The Property comprises four projects individually known as the Blackrock Project, the Gate Project, the Locke Mine Project, and the Golden Crown Project  all as more particularly described in Schedule “A”.

The Optionor and Optionee understand and confirm that all Expenditures incurred in a particular period, including any excess in the amount of Expenditures required to be incurred to maintain the Option during such period, shall be carried over and included in the aggregate amount of Expenditures for subsequent periods.

Notwithstanding paragraphs (c)(i), (d)(i), (e)(i), (f)(i) and (g)(i) if the Optionee has not incurred the requisite Expenditures to maintain its option in good standing prior to January 23 of any given year, the Optionee may pay to the Optionor within 60 days following the expiry of such period, half of the amount of the deficiency and such amount shall thereupon be deemed to have been Expenditures incurred by the Optionee during such period.

(h)

The Warrant issuances provided for in this Section 4 shall in each case be subject to the prior approval of the Exchange, if necessary, based on the submission of engineering data satisfactory to the Exchange, which the Optionee undertakes to use its best efforts to file within a reasonable period of time so as to obtain the necessary approval by earliest possible date. Notwithstanding any other provision of this agreement, so long as the Optionee has filed the engineering data referred to herein with the Exchange within a reasonable time after receiving same, the time for making any Warrant issuance referred to in this Section 4 shall be extended, where necessary, to the day that is five business days following the receipt by the Optionee of the necessary Exchange approval.

(i)

The Optionor acknowledges that the Warrant and Warrant Shares to be issued pursuant to this Section 4 will be issued pursuant to available exemptions under the Securities Act (British Columbia), the requirements of which may be subject to change.  The Optionee makes no representation as to any resale restrictions which may be imposed with respect to such Warrant or Warrant Shares from time to time.

(j)

The doing of any act or the incurrence of any Warrant issuances or cash payments by the Optionee shall not obligate the Optionee to do any further acts or make any further Warrant issuances or payments.

(k)

The Property comprises four projects individually known as the Blackrock Project, the Gate Project, the Locke Mine Project, and the Golden Crown Project all as more particularly described in Schedule “A”. The consideration and incurring of expenditures referred to in this Section 4 is to be prorated such that if one or more of the projects is terminated, the consideration payable and the incurring of Expenditures by the Optionee will be reduced on a pro rata basis. The proration shall be the  Blackrock

Project as to 50%, the Gate project as to 20%, the Locke Mine Project as to 15% and the Golden Crown Project as to 15%. If all four projects are terminated, all the cash consideration, the Warrant issuances and the Expenditures shall cease.

5.

Royalty

      The Optionee agrees that the Property shall be subject to a royalty in favour of the Optionor equal to 3% of Net Smelter Returns (“NSR”) to be calculated and paid according to and otherwise governed by Schedule “B” attached hereto.

     The Optionee has the right exercisable at any time following completion of a bankable feasibility study to buy up to two thirds  (66.7%) of the Optionor’s NSR interest (i.e. an amount equal to 2% NSR) for $1,000,000 U.S. for each 1% NSR (i.e. for a total of $2,000,000 for the 2% NSR) for each project comprising the Property, leaving the Optionor to retain not less than a 1% NSR interest. The right to purchase the said NSR interest shall be exercised by the Optionee providing the Optionor with notice of the purchase accompanied by payment in the amount of $2,000,000 U.S. for each project on which the Optionee is purchasing the NSR.

6.

Transfer of Title

Upon execution of this Agreement, the Optionor will deliver or cause to be delivered to the Optionee’s solicitors a duly executed transfer of Property in favour of the Optionee (the “Optionee Transfer”) to be held in trust by said solicitors subject to the terms and conditions of this Agreement. The Optionee shall be entitled to record the Optionee Transfer with the appropriate government offices to effect transfer of legal title of the Property into its own name upon the full and complete exercise of the Option by the Optionee. In the event the Optionee Transfer is recorded the Optionor shall be entitled to record notice of its NSR interest.

7.

Mining Operations during Option

During the Option Period, the Optionor may provide its mineral exploration expertise on the Property, on a consultation basis for and on behalf of the Optionee, at the election of the Optionee. However, the Optionee has the exclusive right to determine what Expenditures and Mining Operations it will perform, when they will be performed, and by whom. If the Optionee elects to use the mineral expertise and consulting services of the Optionor, then the Optionor shall invoice for time for consulting services and related travel expenses from time to time and the prompt payment of such invoices when due shall constitute a portion of Expenditures by the Optionee as contemplated under Section 4 hereof.

During the currency of this Agreement, the Optionee, its servants, agents and workmen and any persons duly authorized by the Optionee, shall have the right of access to and from and to enter upon and take possession of and prospect, explore and develop the Property in such manner as the Optionee in its sole discretion may deem advisable and shall have the right to remove and ship therefrom ores, minerals, metals, or other products recovered in any manner therefrom.

8.

Assignment

During the Option Term, either party may sell, transfer, assign, mortgage, pledge or otherwise encumber its interest in this Agreement or its right or interest in the Property.  Any party shall be permitted to assign this Agreement to an “affiliate”, as that term is defined in The Company Act (British Columbia). It will be a condition of any assignment under this Agreement that such assignee shall agree in writing to be bound by the terms of this Agreement applicable to the assignor. Notwithstanding that any NSR held by the Optionor after the agreement has been fulfilled in its entirety shall be the sole discretion of the Optionor to sell its interest without restriction.

9.

Termination

This Agreement shall forthwith terminate in circumstances where:

(a)      The Optionee shall fail to comply with any of its obligations hereunder, subject to Force Majeure, and within 30 days of receipt by the Optionee of written notice from the Optionor of such default, the Optionee has not:

(i)

cured such default, or commenced proceedings to cure such default and prosecuted same to completion without undue delay; or

(ii) given the Optionor notice that it denies that such default has occurred.

In the event that the Optionee gives notice that it denies that a default has occurred, the Optionee shall not be deemed to be in default until the matter shall have been determined finally through such means of dispute resolution as such matter has been subjected to by either party; or

(b)

The Optionee gives notice of termination to the Optionor, which it shall be at liberty to do at any time after the execution of this Agreement.  If and when the Optionee elects to terminate this Agreement, or terminate one of the projects comprising the Property, at such time the Property or the specific project will be returned to the Optionor with all claim fees paid in full for that calendar year but no later than July 15th of that year. For clarity, any portion of the Property that is terminated after July 15 and before September 1 of any year must have the annual claim fees paid in full for September 1 of that year.

Upon the termination of this Agreement under this Section 9, the Optionee shall cease to be liable to the Optionor in debt, damages or otherwise, other than to pay the claim fees as described in paragraph (b) of this Section 9 and all liabilities referred to in Section 13.

Upon termination of this Agreement under this Section 9, the Optionee shall vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of six months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures.

10.

Representations, Warranties and Covenants of the Optionor

The Optionor represents, warrants and covenants to and with the Optionee as follows:

(a)

The Optionor is a person validly existing and in good standing under the laws of Nevada and the United States;

(b)

The Optionor  has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d)

The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto;

(e)

The Agreement constitutes a legal, valid and binding obligation of the Optionor;

(f)

The Property is accurately described in Schedule “A”, is in good standing under the laws of the jurisdiction in which it is located and is free and clear of all liens, charges and encumbrances;

(g)

The Optionor is the sole recorded and beneficial owner of the Property and has the exclusive right to enter into this Agreement and all necessary authority to transfer its interest in the Property in accordance with the terms of this Agreement;

(h)

No person, firm or corporation has any proprietary or possessorty interest in the Property other than the Optionor, and no person, firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Property other than the government of the state of Nevada pursuant to statute; notwithstanding any Federal, State or County royalties or net proceeds tax derived from mining operations.

(i)

Upon request by the Optionee, and at the sole cost of the Optionee, the Optionor shall deliver or cause to be delivered to the Optionee copies of all available maps and other documents and data in its possession respecting the Property. Nothing will be withheld, hidden, or kept from the Optionee, whether the data or information is held or not by the Optionor;

(j)

Subject to performance by the Optionee of its’ obligations under Section 4, during the Option Period, the Optionor will keep the Property in good standing, free and clear of all liens, charges and encumbrances, will carry out all Mining Operations on the Property in a miner-like fashion if the Optionee elects to use the mining expertise and consulting services of the Optionor, will obtain all necessary licenses and permits as shall be necessary and will file all applicable work up to the legal limits as assessment work under The Mines and Mineral Act (Nevada); and

(k)

Optionor represents that subject to the paramount title of the United States, Optionor is the sole and only owner of the Property; that each of the unpatented claims included in the Property has been validly located, filed and recorded in compliance with the laws of the State of Nevada and of the United States as they relate to location and recordation of such claims; that Optionor has timely complied with all of the filing provisions of the Federal Land Policy and Management Act as they pertain to the unpatented claims included within the Property and that said claims are valid and subsisting mining claims; that Optionor has performed assessment work or fully and timely paid the applicable claim maintenance fee upon said claims through the assessment year ended September l, 2003, and has recorded and filed proof thereof, all of which work, payments, recordings and filings have been completed in accordance with the applicable state and federal statutes pertaining to assessment work; that Optionor’s rights in the Property are not subject to any prior agreement, encumbrance, burden or restriction created by any act or instrument of Optionor; that to the best of Optionor’s knowledge, the Property is free from liens and encumbrances and other adverse claims by third parties; and that the Property is not burdened with any royalties, overriding royalties, net profits interests or payments on production.

11.

Title to Property

      Upon request, Optionor shall make available to Optionee such abstracts of title and other title records pertaining to the Property which he may have to aid Optionee in any title searching it may wish to undertake. Optionee may, but shall have no obligation to, investigate and cure as it sees fit any defects in title to the Property which Optionor fails to remedy after notice by Optionee. Optionor shall cooperate fully with Optionee in the curing of such title defect, and Optionee shall reimburse Optionor for Optionor’s actual expenses resulting from its cooperation in this effort. All expenses incurred by Optionor and reimbursed by Optionee shall be taken as a credit by Optionee against cash consideration and the NSR payable hereunder to Optionor. Optionee may, but shall have no obligation to, investigate and cure as it sees fit any defects in the title, location, recordation or filing of the unpatented mining claims comprising the Property, and Optionor shall cooperate fully with the curing of said deficiencies at the expense of Optionee. Additionally, Optionor authorizes Optionee, at its discretion, to relocate, amend, restake, refile and rerecord any particular mining claim or claims in the Property or documents associated therewith. Where required for restaking or relocation, Optionor shall execute notices of abandonment of mining claims, and, in turn, Optionee agrees that any relocation, restaking or location of fractions within the perimeter of the mining claims covered or to be covered by this Agreement shall be accomplished in Optionor’s, Optionee’s or Optionee’s successor’s name. Optionor shall apply for a patent in Optionor’s name for any of the unpatented mining claims upon the request of Optionee.  All expenses authorized by Optionee in connection with prosecuting patent proceedings shall be borne by Optionee, and the rights of Optionee under this Agreement  shall extend  to any patented mining claims Optionor receives by virtue of such patent proceedings, and to any amended location and relocation of the unpatented claims.

Optionee and Optionor recognize that legislation to amend the mining laws of the United States or the state of Nevada may be enacted during the term of this Agreement and that any such legislation, if enacted, may contain provisions affecting Optionors or holders of existing unpatented mining claims, including but not limited to provisions (i) permitting or requiring conversion of existing unpatented claims to a new type of mining claim or interest, (ii) permitting or requiring Optionors or holders of existing mining claims to comply with some or all of the requirements of such amended mining laws, or (iii) permitting or requiring Optionors or holders of existing mining claims to commence patent proceedings within a specified period of time ("Claim Holder Rights"). For all purposes and during the term of this Agreement, Optionor grants to Optionee all Claim Holder Rights now or hereafter vested in Optionor, whether contained in federal legislation, regulations promulgated thereunder or similar state laws or regulations, together with Optionor’s rights to enforce any existing rights to the Property  or any Claim Holder Rights against any third party, or to litigate or contest any such existing rights or Claim Holder Rights before any court or administrative agency. In this respect, said Claim Holder Rights shall revert back to Optionor at the expiration of this Agreement.  Optionee may, but shall have no obligation to, exercise such rights as to any, all or none of the mining claims included in the Property, at any time and from time to time, in Optionee’s sole discretion.  Optionor shall cooperate in Optionee’s exercise of such rights, including without limitation by executing required forms or documents, participating in any action or proceeding relating to such rights or allowing any such action or proceeding to be taken or prosecuted in Optionor’s name.

If the United States or any third party attacks the validity of the mining claims included in the Property, Optionee may, but shall have no obligation to, defend their validity.  If any such attack occurs, Optionee shall immediately notify Optionor and indicate whether it intends to defend such action.  If Optionee elects to defend such action, it shall not be precluded from withdrawing from such action provided that it first notifies Optionor of such decision within such time as may reasonably permit Optionor to continue with such defense if Optionor chooses to do so.

12.

Representations, Warranties and Covenants of the Optionee

The Optionee represents, warrants and covenants to and with the Optionor that:

(a)

The Optionee is a company duly organized validly existing and in good standing under the laws of Canada;

(b)

The Optionee has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)

Neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d)

The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

(e)

This Agreement constitutes a legal, valid and binding obligation of the Optionee.

13.

Indemnity and Survival of Representation

The representation and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the acquisition of any interest in the Property by the Optionee and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

The Optionor agrees to indemnify and save harmless the Optionee from any liability to which it may be subject arising from any Mining Operations carried out by the Optionor or at its direction on the Property.  The Optionee agrees to indemnify and save harmless the Optionor from any liability to which it may be subject arising from any Mining Operations carried out by the Optionee or at its direction on the Property.

The Optionor agrees to indemnify and save harmless the Optionee from any liability arising from any and every kind of work done on or with respect to the Property prior to the signing of this Agreement (the “Prior Operations). Without limiting the generality of the foregoing, Prior Operations includes all work capable of receiving assessment credits pursuant to The Mines and Minerals Act of Nevada and the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, in surveying and bringing any mineral claims to lease or patent, in doing all other work usually considered to be prospecting, exploration, development, a feasibility study, mining work, milling, concentration, beneficiation of ores and concentrates, as well as the separation and extraction of Mineral Products and all reclamation, restoration and permitting activities.

14.

Confidentiality

The parties hereto agree to hold in confidence all information obtained in confidence in respect of the Property or otherwise in connection with this Agreement other than in circumstances where a party has an obligation to disclose such information in accordance with applicable securities legislation, in which case such disclosure shall only be made after consultation with the other party.

15.

Notice

All notices, consents, demands and requests (in this Section 15 called the “Communication”) required or permitted to be given under this Agreement shall be in writing and may be delivered personally sent by telegram, by telex or telecopier or other electronic means or may be forwarded by first class prepaid registered mail to the parties at their addresses first above written.  Any Communication delivered personally or sent by telegram, telex or telecopier or other electronic means including email shall be deemed to have been given and received on the second business day next following the date of sending.  Any Communication mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, addressed to the parties at their addresses first above written or to such other address or addresses as either party may from time to time specify by notice to the other; provided, however, that if there shall be a mail strike, slowdown or other labour dispute which might effect delivery of the Communication by mail, then the Communication shall be effective only if actually delivered. For purposes of this agreement and as a definition of address the Optionor’s email shall be defined as gbaughm@attglobal.net. and the Optionor’s telecopier number is 775-853-1914. The Optionee’s email shall be defined as mad@senategroup.com and the Optionee’s telecopier number is 604-689-1722. Notice will be provided to each party should their respective email address change.

16.

Further Assurances

Each of the parties to this Agreement shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

17.

      Entire Agreement

The parties hereto acknowledge that they have expressed herein the entire understanding and obligation of this Agreement and it is expressly understood and agreed that no implied covenant, condition, term or reservation, shall be read into this Agreement relating to or concerning any matter or operation provided for herein.

18.

Proper Law and Arbitration

This Agreement will be governed by and construed in accordance with the laws of the State of Nevada and the laws of the United States of America applicable herein.  The parties hereto hereby irrevocably attorn to the jurisdiction of the Courts of Nevada.  All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by a sole arbitrator by arbitration under the rules of  The Arbitration Act of Nevada.

19.

Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

20.

After Acquired Properties

(i)

The parties covenant and agree, each with the other, that subject to Section 20 (iii) herein any and all After Acquired Properties shall be subject to the terms and conditions of this Agreement and shall be added to and deemed, for the purposes hereof, to be included in the

Property. Any costs incurred by the Optionor in staking, locating, recording or otherwise acquiring any “After Acquired Properties” will be deemed to be Mining Operations for which the Optionor will be entitled to reimbursements as part of the Expenditures payable by the Optionee hereunder.

(ii) Any additional claims agreed by the Optionee to be staked by the Optionor within one mile from the existing perimeter of the Property boundaries shall form part of this Agreement.  The Optionee will reimburse the Optionor for the costs of staking the additional claims, unless the Optionee does not elect to own such additional claims. The Optionee has the exclusive right to determine if the staking of any additional claims is warranted for any After Acquired Properties.

(iii) The Parties covenant and agree, each with the other, that in the case of the Blackrock Project, the Optionee already has property in the area, that the Optionee is already subject to another “After Acquired Properties” clause in another property agreement, and that this other “After Acquired Property” clause will take precedence over the After Acquired Property clause in this agreement.

21.

Default

Notwithstanding anything in this Agreement to the contrary if any party (a “Defaulting Party”) is in default of any requirement herein set forth the party affected by such default shall give written notice to the Defaulting Party specifying the default and the Defaulting Party shall not lose any rights under this Agreement, unless thirty (30) days after the giving of notice of default by the affected party the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance and if the Defaulting Party fails within  such period to take reasonable steps to cure any such default, the affected party shall be entitled to seek any remedy it may have on account of such default including, without limiting, termination of this Agreement. Notwithstanding the Optionee shall be responsible for claim fees to the U.S. Bureau of Land Management no later than July 15th of each calendar year of the agreement. Further, all county claim fees shall be paid by the Optionee no later than July 15 of each calendar year.

22.

Payment

All references to monies herein shall be in U.S. funds unless otherwise specified.  The Optionee shall make payments for the Expenditures incurred by the Optionor no later than 15 days after the receipt of invoices delivered by the Optionor which for the purposes of this Agreement shall constitute prompt and due payment.  All contractors will invoice the Optionee directly and any costs arising with respect to work performed shall be solely borne by the Optionee and not the Optionor.

23.

Option Only

This is an option only and except as herein specifically provided otherwise nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder, and any act or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment or payments.

24.

Supersedes Previous Agreements

This Agreement supersedes and replaces all previous oral or written agreements, memoranda, correspondence or other communications between the parties hereto relating to the subject matter hereof.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the 23rd  day of January, 2003.

Gerald W. Baughman

Miranda Diamond Corp.

Per:

 Authorized Signatory

SCHEDULE  “A”

Blackrock

Claim Name

BLM NMC Nos.

North Como 1

     808099

North Como 2

     808100

North Como 3

     808101

North Como 4

     808102

North Como 5

                 808103

North Como 6

     808104

North Como 7

     808105

North Como 8

                 808106

North Como 9

     808107

North Como 10

     808108

North Como 11

     808109

North Como 12

     808110

Gate (Cold Spring)

Claim Name

       BLM NMC Nos.

           Location Date

Cold 29 through 36

        843729-843736

February 1, 2003

Cold 49 through 54

        843737-843742

February 1, 2003

Cold 55 through 56

        843743-843744

January 17, 2003

Cold 57 through 58

        843745-843746

February 1, 2003

Total

18 claims

Troy (Locke Mine)

Claim Name

BLM NMC Nos.           Location Date

Troy 1

   573827

Troy 2

   843747

  February 2, 2003

Troy 3

   843748

  February 2, 2003

Troy 4

   843749

  February 2, 2003

Troy 5

   573831

Troy 9

   843750

  February 2, 2003

Troy 10

   843751

  February 2, 2003

Gold Point (Golden Crown)

Claim Name

BLM NMC Nos.

Golden Crown-2

    783106

SCHEDULE “B”

“Net Smelter Return” shall mean the aggregate proceeds received by the Optionee from time to time from any smelter or other purchaser from the sale of any ores, concentrates, metals or any other material of commercial value produced by and from the Property after deducting from such proceeds the following charges only to the extent that they are not deducted by the smelter or other purchaser in computing the proceeds:

(a)

The cost of transportation of the ores, concentrates or metals from the Property to such smelter or other purchaser, including related insurance;

(b)

Smelting and refining charges including penalties.

The Optionee shall reserve and pay to the Optionor a NSR equal to three (3%) percent of Net Smelter Return.

Payment of NSR payable to the Optionor hereunder shall be made quarterly within thirty (30) days after the end of each fiscal quarter during which the Optionee receives Net Smelter Returns in U.S. dollars or in kind bullion at the discretion of the Optionor. Within sixty (60) days after the end of each fiscal year for which the NSR are payable to the Optionor, the records relating to the calculation of NSR for such year shall be audited by the Optionee and any adjustments in the payments of NSR to the Optionor shall be made forthwith after completion of the audit.  All payments of NSR to the Optionor for a fiscal year shall be deemed final and in full satisfaction of all obligations of the Optionee in respect thereof if such payments or the calculations thereof are not disputed by the Optionor within sixty (60) days after receipt by the Optionor of the same audited statement.  The Optionee shall maintain accurate records relevant to the determination of the NSR and the Optionor, or its authorized  agent, shall be permitted the right to examine such records at all reasonable times.